Exhibit 23.1


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 3, 2004, accompanying the consolidated financial statements and schedules of Energy Conversion Devices, Inc. and Subsidiaries contained in the Registration Statement and Prospectus. We consent to the incorporation by reference of said report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP

Southfield, Michigan
December 9, 2004